SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED NOVEMBER 25, 2002
(To Prospectus dated November 22, 2002)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                    CHL Mortgage Pass-Through Trust 2002-32
                                --------------


---------------------------
The Class 2-A-7
Certificates represent
obligations of the trust         The Class 2-A-7 Certificates
only and do not
represent an interest in         o   This supplement relates to the offering of the Class 2-A-7 Certificates of the
or obligation of                     series referenced above. This supplement does not contain complete
CWMBS, Inc.,                         information about the offering of the Class 2-A-7 Certificates. Additional
Countrywide Home                     information is contained in the prospectus supplement dated November 25,
Loans, Inc.,                         2002, prepared in connection with the offering of the offered certificates of
Countrywide Home                     the series referenced above and in the prospectus of the depositor dated
Loans Servicing LP or                November 22, 2002. You are urged to read this supplement, the prospectus
any of their affiliates.             supplement and the prospectus in full.

This supplement may be           o   As of October 25, 2004, the Class Certificate Balance of the Class 2-A-7
used to offer and sell the           Certificates was approximately $1,715,000.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.
---------------------------



Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class 2-A-7 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

November 24, 2004

                               THE MORTGAGE POOL

     As of October 1, 2004 (the "Reference Date"), loan group 1 included approximately 315 Mortgage Loans having an aggregate Stated Principal Balance of approximately $122,707,380, loan group 2 included approximately 334 Mortgage Loans having an aggregate Stated Principal Balance of approximately $135,000,125 and loan group 3 included approximately 157 Mortgage Loans having an aggregate Stated Principal Balance of approximately $61,148,843.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                               As of October 1, 2004
                                                                                 -----------------------------------------------
                                                                                    Loan             Loan             Loan
                                                                                   Group 1          Group 2          Group 3
                                                                                 -----------------------------------------------
Total Number of Mortgage Loans...............................................        315             334               157
Delinquent Mortgage Loans and Pending Foreclosures at
Period End (1)
       30-59 days............................................................       1.90%           0.60%             1.27%
       60-89 days............................................................       0.32%           0.00%             0.00%
       90+ days or more (excluding pending
       foreclosures).........................................................       0.00%           0.00%             0.00%
                                                                                   ------          ------            ------
       Total Delinquencies...................................................       2.22%           0.60%             1.27%
                                                                                   ======          ======            ======
Foreclosures Pending.........................................................       0.00%           0.00%             0.00%
                                                                                   ------          ------            ------
Total Delinquencies and foreclosures pending.................................       2.22%           0.60%             1.27%
                                                                                   ======          ======            ======

------------------
(1)  As a percentage of the total number of Mortgage Loans as of the Reference Date.



     Certain additional information as to the Mortgage Loans in loan group 1, loan group 2 and loan group 3 as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Ho me Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans. If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans.

     The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, serviced or master serviced by Countrywide Home Loans and securitized by the depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of the servicing portfolio which increased from approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, to approximately $33.455 billion at December 31, 2002, to approximately $48.748 billion at December 31, 2003 and to approximately $52.363 billion at September 30, 2004. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following table will be indicative of the actual experience on the mortgage loans (totals may not add due to rounding):



                                             At February 28 (29),                    At December 31,               At September 30,
                                          ---------------------------  ------------------------------------------- ----------------
                                              2000           2001           2001           2002            2003            2004
                                          ------------  -------------  --------------  -------------  ------------ ----------------

Delinquent Mortgage Loans and Pending
   Foreclosures at
   Period End:
     30-59 days.........................      1.36%          1.61%         1.89%          2.11%            2.77%          2.57%
     60-89 days.........................      0.22           0.28          0.39           0.53             1.18           0.89
     90 days or more (excluding
       pending foreclosures)............      0.16           0.14          0.23           0.35             1.45           1.16
                                          ------------  -------------  --------------  -------------  ------------ ----------------
         Total of delinquencies               1.75%          2.03%         2.50%          2.99%            5.41%          4.62%
                                          ============  =============  ==============  =============  ============ ================
Foreclosures pending....................      0.16%          0.27%         0.31%          0.31%            1.39%          0.43%
                                          ============  =============  ==============  =============  ============ ================
Total delinquencies and
   foreclosures pending.................      1.91%          2.30%         2.82%          3.31%            6.80%          5.05%
                                          ============  =============  ==============  =============  ============ ================

Net Gains/(Losses) on liquidated
   loans(1).............................  $(3,076,240)   $(2,988,604)  $(5,677,141)   $(10,788,657)   $(16,159,208)  $(20,053,693)
Percentage of Net Gains/(Losses)
   on liquidated loans(1)(2)............     (0.017)%       (0.014)%      (0.022)%       (0.032)%         (0.033)%       (0.038)%
Percentage of Net Gains/(Losses)
   on liquidated loans (based on
   average outstanding principal
   balance)(1)..........................     (0.017)%       (0.015)%      (0.023)%       (0.033)%         (0.034)%       (0.038)%


------------
(1) "Net Gains/(Losses)" are actual gains or losses incurred on liquidated properties that are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.

                  DESCRIPTION OF THE CLASS 2-A-7 CERTIFICATES

     The Class 2-A-7 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal. "

     As of October 25, 2004 (the "Certificate Date"), the Cla ss Certificate Balance of the Class 2-A-7 Certificates was approximately $1,715,000, evidencing a beneficial ownership interest of approximately 0.54% in the Trust Fund. As of the Certificate Date, the group 1 senior certificates had an aggregate principal balance of approximately $112,033,717 and evidenced in the aggregate a beneficial ownership interest of approximately 35.14% in the Trust Fund. As of the Certificate Date, the group 2 senior certificates had an aggregate principal balance of approximately $126,939,474 and evidenced in the aggregate a beneficial ownership interest of approximately 39.81% in the Trust Fund. As of the Certificate Date, the group 3 senior certificates had an aggregate principal balance of approximately $55,952,530 and evidenced in the aggregate a beneficial ownership interest of approximately 17.55% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $23,930,627 and evidenced in the aggregate a beneficial ownership interest of approximately 7.51% in the Trust Fund. For additional information with respect to the Class 2-A-7 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The October 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the table appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of the Prepayment Assumption,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Net Mortgage Rate is equal to the Mortgage Rate minus the sum of the master servicing fee and the trustee fee and, where applicable, amounts in respect of lender paid primary mortgage insurance on a mortgage loan,

     o the Class Certificate Balance of the Class 2-A-7 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 2-A-7 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 2-A-7 Certificates are received in cash on the 25th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 2-A-7 Certificates is November 24, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o the master servicer does not exercise the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement, and

     o    no class of certificates becomes a Restricted Class.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is the Standard Prepayment Assumption (the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans. 100% of the Prepayment Assumption assumes prepayment rates of 0.2% per annum of the then unpaid principal balance of the pool of mortgage loans in the first month of the life of the mortgage loans and an additional 0.2% per annum in each month thereafter (for example, 0.4% per annum in the second month) until the 30th month. Beginning in the 30th month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 6% per annum. Multiples may be calculated from this prepayment rate sequence. For example, 300% of the Prepayment Assumption assumes prepayment rates will be 0.6% per annum in month one, 1.2% per annum in month two, and increasing by 0.6% in each succeeding month until reaching a rate of 18% per annum in month 30 and remaining constant at 18% per annum thereafter. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 2-A-7 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.


               Percent of Class Certificate Balance Outstanding

                                                Percentage of the
                                              Prepayment Assumption
                                        ---------------------------------
Distribution Date                        0%    100%   300%   400%    500%
-----------------                       ---    ----   ----   ----    ----
Initial..............................   100    100    100     100     100
November 2005........................   100    100    100     100     100
November 2006........................   100    100    100     100     100
November 2007........................   100    100    100     100     83
November 2008........................    92     91     87     76      51
November 2009........................    84     81     73     51      30
November 2010........................    76     70     58     34      18
November 2011........................    66     58     41     22      10
November 2012........................    57     47     29     14       6
November 2013........................    46     36     19      9       4
November 2014........................    36     26     12      5       2
November 2015........................    24     16     7       3       1
November 2016........................    12     8      3       1       *
November 2017........................    0      0      0       0       0
Weighted Average Life (in years)**...   8.5    7.9    6.8     5.7     4.6

-------------------------
(*)  Less than 0.5% of the initial aggregate principal balance.
(**) Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.


                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $3,241,491, $176,556 and $5,232,554, respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

     Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 2-A-7 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the

Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

     Certain U.S. Federal Income Tax Documentation Requirements

     A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     o Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of notes that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if notes are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a Note for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     o Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     o Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where notes are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     o Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
          Certification).

     o U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 2-A-7 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 2-A-7 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus are met.

                                    RATINGS

     The Class 2-A-7 Certificates are currently rated "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and by Fitch Ratings. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 2-A-7 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                                     315
Aggregate Principal Balance                                      $122,707,380
Average Principal                                                    $389,547             $35,031 to $977,863
Weighted Average Mortgage Rate                                         6.460%              5.125% to 8.000%
Net Weighted Average Mortgage Rate                                     6.200%              4.866% to 7.741%
Weighted Average Original Term (months)                                   359                 240 to 360
Weighted Average Remaining Term (months)                                  329                 125 to 337
Weighted Average Original LTV                                          68.34%              18.51% to 95.00%



                                          LOAN PROGRAMS

                                     Number of                Aggregate  Percentage of Mortgage
Loan Programs                      Mortgage Loans     Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------------
20Yr Fixed                               2                     $718,616             0.59%
25Yr Fixed                               1                     $599,225             0.49%
30Yr Fixed                              312                $121,389,540            98.93%
------------------------------------------------------------------------------------------------

Total                                   315                $122,707,380           100.00%
------------------------------------------------------------------------------------------------------



                                   CURRENT PRINCIPAL BALANCES

Range of Current                     Number of                Aggregate  Percentage of Mortgage
Principal Balances ($)             Mortgage Loans     Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------------

$0.01 - $50,000.00                       3                     $128,971             0.11%
$50,000.01 - $100,000.00                 8                     $590,737             0.48%
$100,000.01 - $150,000.00                18                  $2,191,862             1.79%
$150,000.01 - $200,000.00                8                   $1,436,034             1.17%
$200,000.01 - $250,000.00                3                     $637,136             0.52%
$250,000.01 - $300,000.00                6                   $1,661,299             1.35%
$300,000.01 - $350,000.00                65                 $21,528,024            17.54%
$350,000.01 - $400,000.00                79                 $29,670,310            24.18%
$400,000.01 - $450,000.00                43                 $18,188,410            14.82%
$450,000.01 - $500,000.00                30                 $14,277,250            11.64%
$500,000.01 - $550,000.00                12                  $6,320,109             5.15%
$550,000.01 - $600,000.00                19                 $10,969,556             8.94%
$600,000.01 - $650,000.00                12                  $7,586,948             6.18%
$650,000.01 - $700,000.00                2                   $1,344,632             1.10%
$700,000.01 - $750,000.00                2                   $1,459,696             1.19%
$750,000.01 - $1,000,000.00              5                   $4,716,406             3.84%
------------------------------------------------------------------------------------------------

Total                                   315                $122,707,380           100.00%
-------------------------------------------------------------------------------------------------------



                                     CURRENT MORTGAGE RATES

                                     Number of                Aggregate  Percentage of Mortgage
Current Mortgage Rates(%)          Mortgage Loans     Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------------
5.001 - 5.500                            2                   $1,079,207             0.88%
5.501 - 6.000                            30                 $13,360,193            10.89%
6.001 - 6.500                           167                 $67,877,933            55.32%
6.501 - 7.000                            94                 $35,719,448            29.11%
7.001 - 7.500                            17                  $3,613,068             2.94%
7.501 - 8.000                            5                   $1,057,531             0.86%
------------------------------------------------------------------------------------------------

Total                                   315                $122,707,380           100.00%
-------------------------------------------------------------------------------------------------------





















                                  MONTHS REMAINING TO MATURITY

Months Remaining to                  Number of                Aggregate  Percentage of Mortgage
Maturity (Months)                  Mortgage Loans     Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------------
337                                      58                 $24,327,969            19.83%
336                                      88                 $33,671,311            27.44%
335                                      60                 $25,798,840            21.02%
334                                      20                  $5,585,464             4.55%
333                                      9                   $2,741,592             2.23%
332                                      5                   $1,374,534             1.12%
331                                      5                   $2,371,331             1.93%
330                                      6                   $2,496,385             2.03%
329                                      5                   $2,150,870             1.75%
328                                      3                   $1,182,236             0.96%
327                                      1                     $493,147             0.40%
326                                      4                   $1,273,517             1.04%
325                                      2                     $782,379             0.64%
324                                      3                     $999,636             0.81%
323                                      2                     $706,106             0.58%
321                                      2                     $893,591             0.73%
319                                      1                     $359,401             0.29%
318                                      2                     $677,124             0.55%
317                                      3                     $990,340             0.81%
316                                      1                     $366,198             0.30%
315                                      3                     $825,307             0.67%
314                                      2                     $658,896             0.54%
313                                      1                     $327,526             0.27%
312                                      2                     $867,950             0.71%
311                                      1                     $383,380             0.31%
310                                      2                   $1,031,907             0.84%
308                                      3                   $1,270,573             1.04%
307                                      1                     $376,918             0.31%
306                                      1                     $493,071             0.40%
301                                      1                     $350,125             0.29%
295                                      1                     $502,818             0.41%
294                                      2                     $660,420             0.54%
291                                      1                     $361,738             0.29%
287                                      2                     $799,046             0.65%
280                                      1                     $585,809             0.48%
276                                      2                     $942,639             0.77%
264                                      1                     $426,162             0.35%
260                                      1                     $304,771             0.25%
258                                      1                     $338,392             0.28%
251                                      1                     $287,312             0.23%
238                                      1                     $518,154             0.42%
216                                      1                     $332,327             0.27%
215                                      1                     $386,289             0.31%
199                                      1                     $398,850             0.33%
125                                      1                      $35,031             0.03%
------------------------------------------------------------------------------------------------

Total                                   315                $122,707,380           100.00%
-------------------------------------------------------------------------------------------------------





                                  ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                    Number of                Aggregate  Percentage of Mortgage
Loan-to-Value Ratios(%)            Mortgage Loans     Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------------
0.01 - 50.00                             35                 $15,715,361            12.81%
50.01 - 55.00                            20                  $8,698,583             7.09%
55.01 - 60.00                            9                   $3,273,783             2.67%
60.01 - 65.00                            28                 $11,202,076             9.13%
65.01 - 70.00                            31                 $12,460,973            10.16%
70.01 - 75.00                            52                 $21,944,234            17.88%
75.01 - 80.00                           130                 $46,575,167            37.96%
80.01 - 85.00                            2                     $586,029             0.48%
85.01 - 90.00                            5                   $1,587,902             1.29%
90.01 - 95.00                            3                     $663,273             0.54%
------------------------------------------------------------------------------------------------

Total                                   315                $122,707,380           100.00%
-------------------------------------------------------------------------------------------------------















                                     GEOGRAPHIC DISTRIBUTION

                                     Number of                Aggregate  Percentage of Mortgage
State                              Mortgage Loans     Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------------
Alabama                                  2                     $715,213             0.58%
Arizona                                  6                   $1,308,532             1.07%
California                              101                 $44,124,301            35.96%
Colorado                                 8                   $3,699,879             3.02%
Connecticut                              6                   $1,832,727             1.49%
District of Columbia                     1                     $394,318             0.32%
Florida                                  27                  $7,620,517             6.21%
Georgia                                  16                  $5,259,538             4.29%
Hawaii                                   1                     $147,094             0.12%
Idaho                                    2                     $587,081             0.48%
Illinois                                 3                     $952,864             0.78%
Louisiana                                2                     $623,611             0.51%
Massachusetts                            7                   $3,637,814             2.96%
Maryland                                 4                   $1,412,544             1.15%
Michigan                                 2                     $683,439             0.56%
Minnesota                                1                     $488,250             0.40%
Missouri                                 1                     $617,265             0.50%
North Carolina                           2                     $859,041             0.70%
New Jersey                               13                  $5,903,068             4.81%
Nevada                                   2                     $659,782             0.54%
New York                                 52                 $21,714,246            17.70%
Ohio                                     5                   $1,397,194             1.14%
Oklahoma                                 1                     $595,224             0.49%
Oregon                                   6                   $1,552,455             1.27%
Pennsylvania                             6                   $2,100,333             1.71%
Rhode Island                             1                     $133,178             0.11%
South Carolina                           1                     $318,146             0.26%
Tennessee                                5                   $1,825,635             1.49%
Texas                                    17                  $6,286,316             5.12%
Utah                                     1                     $125,435             0.10%
Virginia                                 5                   $2,077,673             1.69%
Washington                               8                   $3,054,665             2.49%
------------------------------------------------------------------------------------------------

Total                                   315                $122,707,380           100.00%
-------------------------------------------------------------------------------------------------------












                                          PROPERTY TYPE

                                     Number of                Aggregate  Percentage of Mortgage
Property Type                      Mortgage Loans     Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------------
Single-Family Residence                 192                 $78,997,121            64.38%
Planned Unit Development                 70                 $26,377,443            21.50%
Low-rise Condominium                     23                  $7,915,929             6.45%
Two-to Four-Family Units                 23                  $7,591,603             6.19%
High-rise Condominium                    5                   $1,658,602             1.35%
Manufactured (1)                         2                     $166,682             0.14%
------------------------------------------------------------------------------------------------

Total                                   315                $122,707,380           100.00%
-------------------------------------------------------------------------------------------------------


(1) Treated as real property





                                          LOAN PURPOSE

                                     Number of                Aggregate  Percentage of Mortgage
Loan Purpose                       Mortgage Loans     Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------------
Refinance (rate/term)                   122                 $46,882,026            38.21%
Purchase                                113                 $43,761,210            35.66%
Refinance (cash-out)                     80                 $32,064,144            26.13%
------------------------------------------------------------------------------------------------

Total                                   315                $122,707,380           100.00%
-------------------------------------------------------------------------------------------------------



                                            OCCUPANCY

                                     Number of                Aggregate  Percentage of Mortgage
Occupancy Type                     Mortgage Loans     Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------------
Primary Residence                       291                $116,711,052            95.11%
Secondary Residence                      15                  $4,563,340             3.72%
Investor Property                        9                   $1,432,988             1.17%
------------------------------------------------------------------------------------------------

Total                                   315                $122,707,380           100.00%
-------------------------------------------------------------------------------------------------------



                                      DOCUMENTATION PROGRAM

                                     Number of                Aggregate  Percentage of Mortgage
Type of Program                    Mortgage Loans     Principal Balance   Loans in Loan Group 1
------------------------------------------------------------------------------------------------
Full/Alternative                        272                $110,671,322            90.19%
Reduced                                  35                  $8,789,281             7.16%
Streamline                               8                   $3,246,778             2.65%
------------------------------------------------------------------------------------------------

Total                                   315                $122,707,380           100.00%
-------------------------------------------------------------------------------------------------------



Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                                     334
Aggregate Principal Balance                                      $135,000,125
Average Principal                                                    $404,192           $175,671 to $1,021,562
Weighted Average Mortgage Rate                                         5.814%              5.250% to 6.625%
Net Weighted Average Mortgage Rate                                     5.555%              4.991% to 6.366%
Weighted Average Original Term (months)                                   180                 120 to 180
Weighted Average Remaining Term (months)                                  155                  61 to 158
Weighted Average Original LTV                                          61.34%              15.02% to 90.00%



                                         LOAN PROGRAMS

                                     Number of                Aggregate  Percentage of Mortgage
Loan Programs                      Mortgage Loans     Principal Balance   Loans in Loan Group 2
------------------------------------------------------------------------------------------------
10Yr Fixed                               1                     $348,493             0.26%
15Yr Fixed                              333                $134,651,632            99.74%
------------------------------------------------------------------------------------------------

Total                                   334                $135,000,125           100.00%
-------------------------------------------------------------------------------------------------------



                                   CURRENT PRINCIPAL BALANCES

Range of Current                     Number of                Aggregate  Percentage of Mortgage
Principal Balances ($)             Mortgage Loans     Principal Balance   Loans in Loan Group 2
------------------------------------------------------------------------------------------------
$150,000.01 - $200,000.00                1                     $175,671             0.13%
$250,000.01 - $300,000.00                16                  $4,666,226             3.46%
$300,000.01 - $350,000.00               109                 $35,613,004            26.38%
$350,000.01 - $400,000.00                79                 $29,273,720            21.68%
$400,000.01 - $450,000.00                51                 $21,464,202            15.90%
$450,000.01 - $500,000.00                24                 $11,334,191             8.40%
$500,000.01 - $550,000.00                22                 $11,533,839             8.54%
$550,000.01 - $600,000.00                20                 $11,559,513             8.56%
$600,000.01 - $650,000.00                3                   $1,915,264             1.42%
$650,000.01 - $700,000.00                1                     $676,959             0.50%
$750,000.01 - $1,000,000.00              7                   $5,765,973             4.27%
$1,000,000.01 - $1,500,000.00            1                   $1,021,562             0.76%
------------------------------------------------------------------------------------------------

Total                                   334                $135,000,125           100.00%
-------------------------------------------------------------------------------------------------------



                                     CURRENT MORTGAGE RATES

                                     Number of                Aggregate  Percentage of Mortgage
Current Mortgage Rates(%)          Mortgage Loans     Principal Balance   Loans in Loan Group 2
------------------------------------------------------------------------------------------------
5.001 - 5.500                            34                 $12,326,471             9.13%
5.501 - 6.000                           275                $112,094,467            83.03%
6.001 - 6.500                            24                 $10,253,264             7.60%
6.501 - 7.000                            1                     $325,923             0.24%
-----------------------------------------------------------------------------------------------

Total                                   334                $135,000,125           100.00%
-------------------------------------------------------------------------------------------------------














                                  MONTHS REMAINING TO MATURITY

Months Remaining to                  Number of                Aggregate  Percentage of Mortgage
Maturity (Months)                  Mortgage Loans     Principal Balance   Loans in Loan Group 2
------------------------------------------------------------------------------------------------
158                                      43                 $17,155,580            12.71%
157                                     140                 $58,622,050            43.42%
156                                      58                 $23,063,068            17.08%
155                                      26                 $10,260,941             7.60%
154                                      15                  $5,878,721             4.35%
153                                      4                   $1,377,936             1.02%
152                                      7                   $3,340,671             2.47%
151                                      6                   $2,211,948             1.64%
150                                      2                     $702,428             0.52%
149                                      8                   $3,028,061             2.24%
148                                      5                   $1,923,287             1.42%
147                                      2                   $1,147,083             0.85%
146                                      2                     $672,062             0.50%
144                                      2                     $721,457             0.53%
142                                      2                     $826,976             0.61%
140                                      1                     $371,634             0.28%
139                                      1                     $361,794             0.27%
137                                      1                     $311,734             0.23%
136                                      1                     $493,870             0.37%
129                                      1                     $277,512             0.21%
128                                      1                     $353,109             0.26%
122                                      1                     $311,084             0.23%
117                                      1                     $270,082             0.20%
112                                      1                     $295,434             0.22%
97                                       1                     $348,493             0.26%
95                                       1                     $497,438             0.37%
61                                       1                     $175,671             0.13%
------------------------------------------------------------------------------------------------

Total                                   334                $135,000,125           100.00%
-------------------------------------------------------------------------------------------------------



                                  ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                    Number of                Aggregate  Percentage of Mortgage
Loan-to-Value Ratios(%)            Mortgage Loans     Principal Balance   Loans in Loan Group 2
------------------------------------------------------------------------------------------------
0.01 - 50.00                             68                 $28,911,724            21.42%
50.01 - 55.00                            39                 $15,669,653            11.61%
55.01 - 60.00                            31                 $12,208,776             9.04%
60.01 - 65.00                            35                 $14,560,211            10.79%
65.01 - 70.00                            51                 $19,984,346            14.80%
70.01 - 75.00                            51                 $19,834,119            14.69%
75.01 - 80.00                            57                 $23,182,204            17.17%
85.01 - 90.00                            2                     $649,091             0.48%
------------------------------------------------------------------------------------------------

Total                                   334                $135,000,125           100.00%
-------------------------------------------------------------------------------------------------------















                                     GEOGRAPHIC DISTRIBUTION

                                     Number of                Aggregate  Percentage of Mortgage
State                              Mortgage Loans     Principal Balance   Loans in Loan Group 2
------------------------------------------------------------------------------------------------
Alabama                                  3                   $1,294,444             0.96%
Arizona                                  10                  $4,199,428             3.11%
California                              108                 $44,116,870            32.68%
Colorado                                 10                  $3,469,810             2.57%
Connecticut                              2                     $805,651             0.60%
District of Columbia                     2                     $860,341             0.64%
Florida                                  21                  $9,511,007             7.05%
Georgia                                  10                  $3,660,756             2.71%
Hawaii                                   3                   $2,491,266             1.85%
Illinois                                 5                   $1,796,140             1.33%
Indiana                                  2                     $841,576             0.62%
Kansas                                   1                     $755,296             0.56%
Kentucky                                 1                     $350,294             0.26%
Louisiana                                2                   $1,053,518             0.78%
Massachusetts                            4                   $1,408,912             1.04%
Maryland                                 5                   $1,938,844             1.44%
Maine                                    2                     $748,370             0.55%
Michigan                                 5                   $1,977,328             1.46%
Minnesota                                3                   $1,268,043             0.94%
Missouri                                 4                   $1,633,672             1.21%
North Carolina                           6                   $1,919,992             1.42%
New Hampshire                            3                   $1,234,988             0.91%
New Jersey                               23                  $8,859,844             6.56%
New Mexico                               1                     $360,767             0.27%
Nevada                                   3                   $1,136,796             0.84%
New York                                 20                  $7,940,107             5.88%
Ohio                                     7                   $2,481,532             1.84%
Oklahoma                                 4                   $1,668,535             1.24%
Oregon                                   5                   $2,158,301             1.60%
Pennsylvania                             4                   $2,070,316             1.53%
South Carolina                           4                   $1,317,737             0.98%
Tennessee                                6                   $2,029,271             1.50%
Texas                                    17                  $6,971,378             5.16%
Utah                                     6                   $2,049,666             1.52%
Virginia                                 12                  $4,897,256             3.63%
Washington                               9                   $3,305,836             2.45%
Wyoming                                  1                     $416,238             0.31%
------------------------------------------------------------------------------------------------

Total                                   334                $135,000,125           100.00%
-------------------------------------------------------------------------------------------------------












                                          PROPERTY TYPE

                                     Number of                Aggregate  Percentage of Mortgage
Property Type                      Mortgage Loans     Principal Balance   Loans in Loan Group 2
------------------------------------------------------------------------------------------------
Single-Family Residence                 249                $100,124,933            74.17%
Planned Unit Development                 75                 $30,871,783            22.87%
Low-rise Condominium                     5                   $2,215,749             1.64%
High-rise Condominium                    4                   $1,382,187             1.02%
Two-to Four-Family Units                 1                     $405,473             0.30%
------------------------------------------------------------------------------------------------

Total                                   334                $135,000,125           100.00%
-------------------------------------------------------------------------------------------------------



                                          LOAN PURPOSE

                                     Number of                Aggregate  Percentage of Mortgage
Loan Purpose                       Mortgage Loans     Principal Balance   Loans in Loan Group 2
------------------------------------------------------------------------------------------------
Refinance (rate/term)                   201                 $79,978,773            59.24%
Refinance (cash-out)                     94                 $38,750,723            28.70%
Purchase                                 39                 $16,270,629            12.05%
------------------------------------------------------------------------------------------------

Total                                   334                $135,000,125           100.00%
-------------------------------------------------------------------------------------------------------



                                            OCCUPANCY

                                     Number of                Aggregate  Percentage of Mortgage
Occupancy Type                    Mortgage Loans      Principal Balance   Loans in Loan Group 2
------------------------------------------------------------------------------------------------
Primary Residence                       321                $129,681,388            96.06%
Secondary Residence                     11                   $4,655,043             3.45%
Investor Property                        2                     $663,694             0.49%
------------------------------------------------------------------------------------------------

Total                                   334                $135,000,125           100.00%
-------------------------------------------------------------------------------------------------------



                                      DOCUMENTATION PROGRAM

                                     Number of                Aggregate  Percentage of Mortgage
Type of Program                   Mortgage Loans      Principal Balance   Loans in Loan Group 2
------------------------------------------------------------------------------------------------
Full/Alternative                        183                 $73,802,506            54.67%
Reduced                                 130                 $50,897,660            37.70%
Streamline                              13                   $6,510,344             4.82%
No Ratio                                 4                   $1,966,396             1.46%
CLUES Plus                               4                   $1,823,219             1.35%
------------------------------------------------------------------------------------------------

Total                                   334                $135,000,125           100.00%
-------------------------------------------------------------------------------------------------------



Summary of Mortgage Loans in Group 3
(As of Reference Date)

Total Number of Loans                                                     157
Aggregate Principal Balance                                       $61,148,843
Average Principal                                                    $389,483         $50,382 to $912,374
Weighted Average Mortgage Rate                                         5.832%           5.125% to 6.875%
Net Weighted Average Mortgage Rate                                     5.573%           4.866% to 6.616%
Weighted Average Original Term (months)                                   180              108 to 180
Weighted Average Remaining Term (months)                                  152              83 to 157
Weighted Average Original LTV                                          60.24%           21.72% to 80.00%



                                          LOAN PROGRAMS

                                     Number of               Aggregate   Percentage of Mortgage
Loan Programs                     Mortgage Loans     Principal Balance    Loans in Loan Group 3
------------------------------------------------------------------------------------------------
15Yr Fixed                              157                $61,148,843           100.00%
------------------------------------------------------------------------------------------------

Total                                   157                $61,148,843           100.00%
-------------------------------------------------------------------------------------------------------




                                   CURRENT PRINCIPAL BALANCES

Range of Current                     Number of               Aggregate   Percentage of Mortgage
Principal Balances ($)            Mortgage Loans     Principal Balance    Loans in Loan Group 3
------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                 5                    $295,627             0.48%
$100,000.01 - $150,000.00                3                    $372,790             0.61%
$150,000.01 - $200,000.00                4                    $667,060             1.09%
$200,000.01 - $250,000.00                3                    $613,095             1.00%
$250,000.01 - $300,000.00                8                  $2,275,566             3.72%
$300,000.01 - $350,000.00               46                 $14,878,357            24.33%
$350,000.01 - $400,000.00               31                 $11,574,531            18.93%
$400,000.01 - $450,000.00               23                  $9,789,831            16.01%
$450,000.01 - $500,000.00               10                  $4,700,888             7.69%
$500,000.01 - $550,000.00                4                  $2,082,950             3.41%
$550,000.01 - $600,000.00                8                  $4,623,425             7.56%
$600,000.01 - $650,000.00                3                  $1,892,052             3.09%
$650,000.01 - $700,000.00                2                  $1,363,286             2.23%
$700,000.01 - $750,000.00                1                    $710,493             1.16%
$750,000.01 - $1,000,000.00              6                  $5,308,892             8.68%
------------------------------------------------------------------------------------------------

Total                                   157                $61,148,843           100.00%
-------------------------------------------------------------------------------------------------------



                                     CURRENT MORTGAGE RATES

                                     Number of               Aggregate   Percentage of Mortgage
Current Mortgage Rates(%)         Mortgage Loans     Principal Balance    Loans in Loan Group 3
------------------------------------------------------------------------------------------------
5.001 - 5.500                           21                 $10,387,244            16.99%
5.501 - 6.000                           98                 $38,735,995            63.35%
6.001 - 6.500                           37                 $11,647,079            19.05%
6.501 - 7.000                            1                    $378,526             0.62%
------------------------------------------------------------------------------------------------

Total                                   157                $61,148,843           100.00%
-------------------------------------------------------------------------------------------------------






















                                  MONTHS REMAINING TO MATURITY

Months Remaining to                  Number of               Aggregate   Percentage of Mortgage
Maturity (Months)                 Mortgage Loans     Principal Balance    Loans in Loan Group 3
------------------------------------------------------------------------------------------------
157                                     16                  $7,353,632            12.03%
156                                     58                 $22,358,008            36.56%
155                                     30                 $12,766,623            20.88%
154                                      6                  $2,024,380             3.31%
153                                     13                  $4,149,106             6.79%
152                                      4                  $1,523,097             2.49%
151                                      7                  $2,235,869             3.66%
150                                      2                    $883,894             1.45%
149                                      2                    $483,661             0.79%
148                                      4                  $2,009,165             3.29%
147                                      1                    $388,109             0.63%
145                                      1                    $331,627             0.54%
144                                      2                    $706,783             1.16%
142                                      1                    $324,316             0.53%
141                                      1                    $406,506             0.66%
139                                      1                    $327,682             0.54%
128                                      1                    $402,277             0.66%
120                                      1                    $484,745             0.79%
118                                      1                    $405,707             0.66%
117                                      2                    $717,380             1.17%
115                                      1                    $277,233             0.45%
84                                       1                    $263,611             0.43%
83                                       1                    $325,431             0.53%
------------------------------------------------------------------------------------------------

Total                                   157                $61,148,843           100.00%
-------------------------------------------------------------------------------------------------------



                                  ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                    Number of               Aggregate   Percentage of Mortgage
Loan-to-Value Ratios(%)           Mortgage Loans     Principal Balance    Loans in Loan Group 3
------------------------------------------------------------------------------------------------
0.01 - 50.00                            41                 $15,714,932            25.70%
50.01 - 55.00                           11                  $4,584,420             7.50%
55.01 - 60.00                           22                  $9,722,208            15.90%
60.01 - 65.00                           10                  $3,642,172             5.96%
65.01 - 70.00                           26                 $10,214,372            16.70%
70.01 - 75.00                           22                  $8,574,190            14.02%
75.01 - 80.00                           25                  $8,696,550            14.22%
------------------------------------------------------------------------------------------------

Total                                   157                $61,148,843           100.00%
-------------------------------------------------------------------------------------------------------

















                                     GEOGRAPHIC DISTRIBUTION

                                     Number of               Aggregate   Percentage of Mortgage
State                             Mortgage Loans     Principal Balance    Loans in Loan Group 3
------------------------------------------------------------------------------------------------
Alabama                                  1                    $449,884             0.74%
Arkansas                                 2                    $782,830             1.28%
Arizona                                  4                  $1,343,253             2.20%
California                              23                  $7,908,640            12.93%
Colorado                                 2                    $414,510             0.68%
Connecticut                              4                  $1,455,918             2.38%
Florida                                 12                  $5,327,702             8.71%
Georgia                                  3                  $1,181,063             1.93%
Illinois                                 8                  $3,314,129             5.42%
Indiana                                  3                  $1,147,502             1.88%
Kentucky                                 1                    $559,523             0.92%
Massachusetts                            6                  $2,182,675             3.57%
Maryland                                 7                  $2,754,754             4.50%
Michigan                                 2                    $758,206             1.24%
Minnesota                                7                  $2,651,514             4.34%
Missouri                                 1                    $387,637             0.63%
North Carolina                           3                  $1,198,372             1.96%
New Jersey                               7                  $3,664,342             5.99%
New York                                12                  $4,776,335             7.81%
Ohio                                     5                  $1,625,202             2.66%
Oklahoma                                 1                    $127,872             0.21%
Oregon                                   1                    $330,653             0.54%
Pennsylvania                             8                  $2,569,193             4.20%
Tennessee                                5                  $2,024,329             3.31%
Texas                                   12                  $5,566,199             9.10%
Utah                                     3                  $1,436,970             2.35%
Virginia                                 8                  $3,135,302             5.13%
Vermont                                  1                    $330,954             0.54%
Washington                               4                  $1,355,271             2.22%
Wisconsin                                1                    $388,109             0.63%
------------------------------------------------------------------------------------------------

Total                                   157                $61,148,843           100.00%
-------------------------------------------------------------------------------------------------------











-------------------------------------------------------------------------------------------------------




                                          PROPERTY TYPE

                                     Number of               Aggregate   Percentage of Mortgage
Property Type                     Mortgage Loans     Principal Balance    Loans in Loan Group 3
------------------------------------------------------------------------------------------------
Single-Family Residence                 124                $47,514,193            77.70%
Planned Unit Development                29                 $12,481,562            20.41%
Low-rise Condominium                     4                  $1,153,089             1.89%
------------------------------------------------------------------------------------------------

Total                                   157                $61,148,843           100.00%
-------------------------------------------------------------------------------------------------------













                                          LOAN PURPOSE

                                     Number of               Aggregate   Percentage of Mortgage
Loan Purpose                      Mortgage Loans     Principal Balance    Loans in Loan Group 3
------------------------------------------------------------------------------------------------
Refinance (rate/term)                   92                 $35,590,586            58.20%
Refinance (cash-out)                    42                 $16,166,915            26.44%
Purchase                                23                  $9,391,342            15.36%
------------------------------------------------------------------------------------------------

Total                                   157                $61,148,843           100.00%
-------------------------------------------------------------------------------------------------------



                                            OCCUPANCY

                                     Number of               Aggregate   Percentage of Mortgage
Occupancy Type                    Mortgage Loans     Principal Balance    Loans in Loan Group 3
------------------------------------------------------------------------------------------------
Primary Residence                       152                $58,888,030            96.30%
Secondary Residence                      5                  $2,260,813             3.70%
------------------------------------------------------------------------------------------------

Total                                   157                $61,148,843           100.00%
-------------------------------------------------------------------------------------------------------



                                      DOCUMENTATION PROGRAM

                                     Number of               Aggregate   Percentage of Mortgage
Type of Program                   Mortgage Loans     Principal Balance    Loans in Loan Group 3
------------------------------------------------------------------------------------------------
Full/Alternative                        138                $57,614,450            94.22%
Reduced                                 17                  $2,817,544             4.61%
Streamline                               2                    $716,849             1.17%
------------------------------------------------------------------------------------------------

Total                          157                         $61,148,843           100.00%
-------------------------------------------------------------------------------------------------------


                                  EXHIBIT 2


      THE                                                                                            Distribution Date:    10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



                                           Certificateholder Monthly Distribution Summary

------------------------------------------------------------------------------------------------------------------------------
                                                                Certificate                                        Pass
                                           Class                    Rate                   Beginning             Through
     Class            Cusip             Description                 Type                    Balance              Rate (%)
------------------------------------------------------------------------------------------------------------------------------
     1-A-1          12669DKL1             Senior                 Fix-30/360                          0.00          6.000000
     1-A-2          12669DKM9             Senior                 Fix-30/360                  4,777,737.22          6.000000
     1-A-3          12669DKN7             Senior                 Fix-30/360                  6,927,869.81          4.250000
     1-A-4          12669DKP2             Senior                 Fix-30/360                 15,795,543.17          4.500000
     1-A-5          12669DKQ0             Senior                 Fix-30/360                  6,927,869.81          5.250000
     1-A-6          12669DKR8             Senior                 Var-30/360                 20,149,016.55          2.340000
     1-A-7          12669DKS6             Senior                 Var-30/360                    357,478.08          2.340000
     1-A-8          12669DKT4            Strip IO                Var-30/360                 20,506,494.64          5.660000
     1-A-9          12669DKU1             Senior                 Fix-30/360                          0.00          6.000000
    1-A-10          12669DKV9             Senior                 Fix-30/360                          0.00          6.000000
    1-A-11          12669DKW7            Strip IO                Fix-30/360                          0.00          6.000000
    1-A-12          12669DKX5             Senior                 Fix-30/360                          0.00          5.750000
    1-A-13          12669DKY3             Senior                 Fix-30/360                          0.00          6.000000
    1-A-14          12669DKZ0             Senior                 Fix-30/360                          0.00          6.000000
    1-A-15          12669DLA4             Senior                 Fix-30/360                          0.00          6.000000
    1-A-16          12669DLB2             Senior                 Fix-30/360                          0.00          6.000000
    1-A-17          12669DPX0             Senior                 Fix-30/360                          0.00          6.000000
    1-A-18          12669DPY8             Senior                 Fix-30/360                 11,960,000.00          6.000000
    1-A-19          12669DPZ5             Senior                 Fix-30/360                    140,000.00          6.000000
    1-A-20          12669DQA9             Senior                 Fix-30/360                 46,925,000.00          6.000000
    1-A-21          12669DQF8             Senior                 Fix-30/360                    575,000.00          6.000000
      1-X           12669DLK2            Strip IO                Fix-30/360                 88,423,332.31          0.359740
     2-A-1          12669DLC0             Senior                 Fix-30/360                  3,775,713.12          5.000000
     2-A-2          12669DLD8             Senior                 Fix-30/360                  6,722,000.00          5.000000
     2-A-3          12669DLE6             Senior                 Fix-30/360                 42,262,294.86          5.000000
     2-A-4          12669DLF3             Senior                 Fix-30/360                 38,529,000.00          5.000000
     2-A-5          12669DLG1             Senior                 Fix-30/360                  2,028,000.00          5.000000
     2-A-6          12669DLH9             Senior                 Fix-30/360                 32,585,000.00          5.000000
     2-A-7          12669DQB7             Senior                 Fix-30/360                  1,715,000.00          5.000000
     3-A-1          12669DLJ5             Senior                 Fix-30/360                 56,541,507.60          5.250000
      3-X           12669DQG6            Strip IO                Fix-30/360                 51,325,079.01          0.421702
      PO                                                                                     1,454,424.77          0.000000
      PO            12669DLL0            Strip PO                Fix-30/360                  1,127,452.61          0.000000
      PO            12669DLL0            Strip PO                Fix-30/360                      1,316.59          0.000000
      PO            12669DLL0            Strip PO                Fix-30/360                    325,655.57          0.000000
      A-R           12669DLM8             Senior                 Fix-30/360                          0.00          6.000000

------------------------------------------------------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------------------------
                                                                                                                  Current
                                          Principal                 Interest                   Total             Realized
     Class            Cusip             Distribution              Distribution             Distribution           Losses
-------------------------------------------------------------------------------------------------------------------------------
     1-A-1          12669DKL1                       0.00                      0.00                     0.00           0.00
     1-A-2          12669DKM9                 312,961.28                 23,888.69               336,849.96           0.00
     1-A-3          12669DKN7                 453,803.73                 24,536.21               478,339.94           0.00
     1-A-4          12669DKP2               1,034,672.51                 59,233.29             1,093,905.80           0.00
     1-A-5          12669DKQ0                 453,803.73                 30,309.43               484,113.16           0.00
     1-A-6          12669DKR8               1,319,842.78                 39,290.58             1,359,133.36           0.00
     1-A-7          12669DKS6                  23,416.27                    697.08                24,113.35           0.00
     1-A-8          12669DKT4                       0.00                 96,722.30                96,722.30           0.00
     1-A-9          12669DKU1                       0.00                      0.00                     0.00           0.00
    1-A-10          12669DKV9                       0.00                      0.00                     0.00           0.00
    1-A-11          12669DKW7                       0.00                      0.00                     0.00           0.00
    1-A-12          12669DKX5                       0.00                      0.00                     0.00           0.00
    1-A-13          12669DKY3                       0.00                      0.00                     0.00           0.00
    1-A-14          12669DKZ0                       0.00                      0.00                     0.00           0.00
    1-A-15          12669DLA4                       0.00                      0.00                     0.00           0.00
    1-A-16          12669DLB2                       0.00                      0.00                     0.00           0.00
    1-A-17          12669DPX0                       0.00                      0.00                     0.00           0.00
    1-A-18          12669DPY8                       0.00                 59,800.00                59,800.00           0.00
    1-A-19          12669DPZ5                       0.00                    700.00                   700.00           0.00
    1-A-20          12669DQA9                       0.00                234,625.00               234,625.00           0.00
    1-A-21          12669DQF8                       0.00                  2,875.00                 2,875.00           0.00
      1-X           12669DLK2                       0.00                 26,507.84                26,507.84           0.00
     2-A-1          12669DLC0                  55,841.36                 15,732.14                71,573.50           0.00
     2-A-2          12669DLD8                       0.00                 28,008.33                28,008.33           0.00
     2-A-3          12669DLE6                 623,002.47                176,092.90               799,095.37           0.00
     2-A-4          12669DLF3                       0.00                160,537.50               160,537.50           0.00
     2-A-5          12669DLG1                       0.00                  8,450.00                 8,450.00           0.00
     2-A-6          12669DLH9                       0.00                135,770.83               135,770.83           0.00
     2-A-7          12669DQB7                       0.00                  7,145.83                 7,145.83           0.00
     3-A-1          12669DLJ5                 912,195.55                247,369.10             1,159,564.65           0.00
      3-X           12669DQG6                       0.00                 18,036.57                18,036.57           0.00
      PO                                       33,193.44                      0.00                33,193.44           0.00
      PO            12669DLL0                  30,750.03                      0.00                30,750.03           0.00
      PO            12669DLL0                       5.80                      0.00                     5.80           0.00
      PO            12669DLL0                   2,437.61                      0.00                 2,437.61           0.00
      A-R           12669DLM8                       0.00                      0.01                     0.01           0.00

------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                                               Cumulative
                                          Ending                Realized
     Class            Cusip              Balance                 Losses
--------------------------------------------------------------------------------
     1-A-1          12669DKL1                      0.00                 0.00
     1-A-2          12669DKM9              4,464,775.94                 0.00
     1-A-3          12669DKN7              6,474,066.08                 0.00
     1-A-4          12669DKP2             14,760,870.65                 0.00
     1-A-5          12669DKQ0              6,474,066.08                 0.00
     1-A-6          12669DKR8             18,829,173.78                 0.00
     1-A-7          12669DKS6                334,061.81                 0.00
     1-A-8          12669DKT4             19,163,235.59                 0.00
     1-A-9          12669DKU1                      0.00                 0.00
    1-A-10          12669DKV9                      0.00                 0.00
    1-A-11          12669DKW7                      0.00                 0.00
    1-A-12          12669DKX5                      0.00                 0.00
    1-A-13          12669DKY3                      0.00                 0.00
    1-A-14          12669DKZ0                      0.00                 0.00
    1-A-15          12669DLA4                      0.00                 0.00
    1-A-16          12669DLB2                      0.00                 0.00
    1-A-17          12669DPX0                      0.00                 0.00
    1-A-18          12669DPY8             11,960,000.00                 0.00
    1-A-19          12669DPZ5                140,000.00                 0.00
    1-A-20          12669DQA9             46,925,000.00                 0.00
    1-A-21          12669DQF8                575,000.00                 0.00
      1-X           12669DLK2             86,001,302.03                 0.00
     2-A-1          12669DLC0              3,719,871.76                 0.00
     2-A-2          12669DLD8              6,722,000.00                 0.00
     2-A-3          12669DLE6             41,639,292.38                 0.00
     2-A-4          12669DLF3             38,529,000.00                 0.00
     2-A-5          12669DLG1              2,028,000.00                 0.00
     2-A-6          12669DLH9             32,585,000.00                 0.00
     2-A-7          12669DQB7              1,715,000.00                 0.00
     3-A-1          12669DLJ5             55,629,312.05                 0.00
      3-X           12669DQG6             50,761,599.35                 0.00
      PO                                   1,421,231.33                 0.00
      PO            12669DLL0              1,096,702.58                 0.00
      PO            12669DLL0                  1,310.79                 0.00
      PO            12669DLL0                323,217.96                 0.00
      A-R           12669DLM8                      0.00                 0.00

--------------------------------------------------------------------------------



      THE                                                                                            Distribution Date:    10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32


--------------------------------------------------------------------------------------------------------------------------------

       M            12669DLN6             Junior                 Fix-30/360                 10,434,328.96          5.499584
      B-1           12669DLP1             Junior                 Fix-30/360                  5,217,211.70          5.499584
      B-2           12669DLQ9             Junior                 Fix-30/360                  3,652,038.75          5.499584
      B-3           12669DQC5             Junior                 Fix-30/360                  1,565,172.95          5.499584
      B-4           12669DQD3             Junior                 Fix-30/360                  1,565,172.95          5.499584
      B-5           12669DQE1             Junior                 Fix-30/360                  1,566,722.64          5.499584

--------------------------------------------------------------------------------------------------------------------------------

    Totals                                                                                 324,149,102.94

--------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------------------------------------
       M            12669DLN6              30,441.58                 47,820.39                78,261.97           0.00
      B-1           12669DLP1              15,220.93                 23,910.41                39,131.34           0.00
      B-2           12669DLQ9              10,654.62                 16,737.24                27,391.87           0.00
      B-3           12669DQC5               4,566.31                  7,173.17                11,739.47           0.00
      B-4           12669DQD3               4,566.31                  7,173.17                11,739.47           0.00
      B-5           12669DQE1               4,570.83                  7,180.27                11,751.10           0.00

--------------------------------------------------------------------------------------------------------------------------------

    Totals                              5,292,753.70              1,506,323.28             6,799,076.96           0.00

--------------------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------
       M            12669DLN6             10,403,887.37                 0.00
      B-1           12669DLP1              5,201,990.77                 0.00
      B-2           12669DLQ9              3,641,384.12                 0.00
      B-3           12669DQC5              1,560,606.65                 0.00
      B-4           12669DQD3              1,560,606.65                 0.00
      B-5           12669DQE1              1,562,151.81                 0.00

--------------------------------------------------------------------------------

    Totals                               318,856,349.23                 0.00

--------------------------------------------------------------------------------



      THE                                                                                            Distribution Date:    10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



                                                   Principal Distribution Detail

---------------------------------------------------------------------------------------------------------------------------------
                                               Original               Beginning               Scheduled
                                             Certificate             Certificate              Principal             Accretion
     Class              Cusip                  Balance                 Balance               Distribution           Principal
---------------------------------------------------------------------------------------------------------------------------------
     1-A-1            12669DKL1                30,000,000.00                    0.00                    0.00               0.00
     1-A-2            12669DKM9                 5,000,000.00            4,777,737.22              312,961.28               0.00
     1-A-3            12669DKN7                25,000,000.00            6,927,869.81              453,803.73               0.00
     1-A-4            12669DKP2                57,000,000.00           15,795,543.17            1,034,672.51               0.00
     1-A-5            12669DKQ0                25,000,000.00            6,927,869.81              453,803.73               0.00
     1-A-6            12669DKR8                72,710,000.00           20,149,016.55            1,319,842.78               0.00
     1-A-7            12669DKS6                 1,290,000.00              357,478.08               23,416.27               0.00
     1-A-8            12669DKT4                74,000,000.00           20,506,494.64                    0.00               0.00
     1-A-9            12669DKU1                22,700,000.00                    0.00                    0.00               0.00
    1-A-10            12669DKV9                 1,646,000.00                    0.00                    0.00               0.00
    1-A-11            12669DKW7                 3,125,000.00                    0.00                    0.00               0.00
    1-A-12            12669DKX5                75,000,000.00                    0.00                    0.00               0.00
    1-A-13            12669DKY3                10,000,000.00                    0.00                    0.00               0.00
    1-A-14            12669DKZ0                36,500,000.00                    0.00                    0.00               0.00
    1-A-15            12669DLA4                25,000,000.00                    0.00                    0.00               0.00
    1-A-16            12669DLB2                 8,482,000.00                    0.00                    0.00               0.00
    1-A-17            12669DPX0                 7,110,000.00                    0.00                    0.00               0.00
    1-A-18            12669DPY8                11,960,000.00           11,960,000.00                    0.00               0.00
    1-A-19            12669DPZ5                   140,000.00              140,000.00                    0.00               0.00
    1-A-20            12669DQA9                46,925,000.00           46,925,000.00                    0.00               0.00
    1-A-21            12669DQF8                   575,000.00              575,000.00                    0.00               0.00
      1-X             12669DLK2               383,830,700.00           88,423,332.31                    0.00               0.00
     2-A-1            12669DLC0                24,022,000.00            3,775,713.12               55,841.36               0.00
     2-A-2            12669DLD8                 6,722,000.00            6,722,000.00                    0.00               0.00
     2-A-3            12669DLE6               268,143,000.00           42,262,294.86              623,002.47               0.00
     2-A-4            12669DLF3                38,529,000.00           38,529,000.00                    0.00               0.00
     2-A-5            12669DLG1                 2,028,000.00            2,028,000.00                    0.00               0.00
     2-A-6            12669DLH9                32,585,000.00           32,585,000.00                    0.00               0.00
     2-A-7            12669DQB7                 1,715,000.00            1,715,000.00                    0.00               0.00
     3-A-1            12669DLJ5               241,181,000.00           56,541,507.60              912,195.55               0.00
      3-X             12669DQG6               232,945,507.00           51,325,079.01                    0.00               0.00
      PO                                        2,472,554.02            1,454,424.77               33,193.44               0.00
      PO              12669DLL0                 2,036,443.83            1,127,452.61               30,750.03               0.00
      PO              12669DLL0                     1,438.20                1,316.59                    5.80               0.00
      PO              12669DLL0                   434,671.99              325,655.57                2,437.61               0.00
      A-R             12669DLM8                       100.00                    0.00                    0.00               0.00

---------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                        Unscheduled               Net                 Current               Ending
                                         Principal             Principal             Realized            Certificate
     Class              Cusip           Adjustments           Distribution            Losses               Balance
---------------------------------------------------------------------------------------------------------------------------------
     1-A-1            12669DKL1                  0.00                    0.00               0.00                    0.00
     1-A-2            12669DKM9                  0.00              312,961.28               0.00            4,464,775.94
     1-A-3            12669DKN7                  0.00              453,803.73               0.00            6,474,066.08
     1-A-4            12669DKP2                  0.00            1,034,672.51               0.00           14,760,870.65
     1-A-5            12669DKQ0                  0.00              453,803.73               0.00            6,474,066.08
     1-A-6            12669DKR8                  0.00            1,319,842.78               0.00           18,829,173.78
     1-A-7            12669DKS6                  0.00               23,416.27               0.00              334,061.81
     1-A-8            12669DKT4                  0.00                    0.00               0.00           19,163,235.59
     1-A-9            12669DKU1                  0.00                    0.00               0.00                    0.00
    1-A-10            12669DKV9                  0.00                    0.00               0.00                    0.00
    1-A-11            12669DKW7                  0.00                    0.00               0.00                    0.00
    1-A-12            12669DKX5                  0.00                    0.00               0.00                    0.00
    1-A-13            12669DKY3                  0.00                    0.00               0.00                    0.00
    1-A-14            12669DKZ0                  0.00                    0.00               0.00                    0.00
    1-A-15            12669DLA4                  0.00                    0.00               0.00                    0.00
    1-A-16            12669DLB2                  0.00                    0.00               0.00                    0.00
    1-A-17            12669DPX0                  0.00                    0.00               0.00                    0.00
    1-A-18            12669DPY8                  0.00                    0.00               0.00           11,960,000.00
    1-A-19            12669DPZ5                  0.00                    0.00               0.00              140,000.00
    1-A-20            12669DQA9                  0.00                    0.00               0.00           46,925,000.00
    1-A-21            12669DQF8                  0.00                    0.00               0.00              575,000.00
      1-X             12669DLK2                  0.00                    0.00               0.00           86,001,302.03
     2-A-1            12669DLC0                  0.00               55,841.36               0.00            3,719,871.76
     2-A-2            12669DLD8                  0.00                    0.00               0.00            6,722,000.00
     2-A-3            12669DLE6                  0.00              623,002.47               0.00           41,639,292.38
     2-A-4            12669DLF3                  0.00                    0.00               0.00           38,529,000.00
     2-A-5            12669DLG1                  0.00                    0.00               0.00            2,028,000.00
     2-A-6            12669DLH9                  0.00                    0.00               0.00           32,585,000.00
     2-A-7            12669DQB7                  0.00                    0.00               0.00            1,715,000.00
     3-A-1            12669DLJ5                  0.00              912,195.55               0.00           55,629,312.05
      3-X             12669DQG6                  0.00                    0.00               0.00           50,761,599.35
      PO                                         0.00               33,193.44               0.00            1,421,231.33
      PO              12669DLL0                  0.00               30,750.03               0.00            1,096,702.58
      PO              12669DLL0                  0.00                    5.80               0.00                1,310.79
      PO              12669DLL0                  0.00                2,437.61               0.00              323,217.96
      A-R             12669DLM8                  0.00                    0.00               0.00                    0.00

---------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------
                                         Ending
                                      Certificate
     Class              Cusip            Factor
----------------------------------------------------------
     1-A-1            12669DKL1         0.00000000000
     1-A-2            12669DKM9         0.89295518886
     1-A-3            12669DKN7         0.25896264305
     1-A-4            12669DKP2         0.25896264305
     1-A-5            12669DKQ0         0.25896264305
     1-A-6            12669DKR8         0.25896264305
     1-A-7            12669DKS6         0.25896264305
     1-A-8            12669DKT4         0.25896264305
     1-A-9            12669DKU1         0.00000000000
    1-A-10            12669DKV9         0.00000000000
    1-A-11            12669DKW7         0.00000000000
    1-A-12            12669DKX5         0.00000000000
    1-A-13            12669DKY3         0.00000000000
    1-A-14            12669DKZ0         0.00000000000
    1-A-15            12669DLA4         0.00000000000
    1-A-16            12669DLB2         0.00000000000
    1-A-17            12669DPX0         0.00000000000
    1-A-18            12669DPY8         1.00000000000
    1-A-19            12669DPZ5         1.00000000000
    1-A-20            12669DQA9         1.00000000000
    1-A-21            12669DQF8         1.00000000000
      1-X             12669DLK2         0.22406050905
     2-A-1            12669DLC0         0.15485270831
     2-A-2            12669DLD8         1.00000000000
     2-A-3            12669DLE6         0.15528763526
     2-A-4            12669DLF3         1.00000000000
     2-A-5            12669DLG1         1.00000000000
     2-A-6            12669DLH9         1.00000000000
     2-A-7            12669DQB7         1.00000000000
     3-A-1            12669DLJ5         0.23065379133
      3-X             12669DQG6         0.21791190568
      PO                                0.57480294404
      PO              12669DLL0         0.53853809346
      PO              12669DLL0         0.91141187596
      PO              12669DLL0         0.74359048707
      A-R             12669DLM8         0.00000000000

----------------------------------------------------------



      THE                                                                                            Distribution Date:    10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



----------------------------------------------------------------------------------------------------------------------------------
       M              12669DLN6                11,048,500.00           10,434,328.96               30,441.58               0.00
      B-1             12669DLP1                 5,524,300.00            5,217,211.70               15,220.93               0.00
      B-2             12669DLQ9                 3,867,000.00            3,652,038.75               10,654.62               0.00
      B-3             12669DQC5                 1,657,300.00            1,565,172.95                4,566.31               0.00
      B-4             12669DQD3                 1,657,300.00            1,565,172.95                4,566.31               0.00
      B-5             12669DQE1                 1,658,940.08            1,566,722.64                4,570.83               0.00

----------------------------------------------------------------------------------------------------------------------------------

    Totals                                  1,104,848,994.10          324,149,102.94            5,292,753.70               0.00

----------------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
       M              12669DLN6       0.00           30,441.58         0.00           10,403,887.37           0.94165609578
      B-1             12669DLP1       0.00           15,220.93         0.00            5,201,990.77           0.94165609578
      B-2             12669DLQ9       0.00           10,654.62         0.00            3,641,384.12           0.94165609578
      B-3             12669DQC5       0.00            4,566.31         0.00            1,560,606.65           0.94165609578
      B-4             12669DQD3       0.00            4,566.31         0.00            1,560,606.65           0.94165609578
      B-5             12669DQE1       0.00            4,570.83         0.00            1,562,151.81           0.94165656281

---------------------------------------------------------------------------------------------------------------------------------

    Totals                            0.00        5,292,753.70         0.00          318,856,349.23

---------------------------------------------------------------------------------------------------------------------------------



      THE                                                                                            Distribution Date:    10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32




                                                    Interest Distribution Detail

----------------------------------------------------------------------------------------------------------------------------------
                      Beginning                  Pass                  Accrued                Cumulative
                     Certificate               Through                 Optimal                  Unpaid              Deferred
     Class             Balance                 Rate (%)                Interest                Interest             Interest
----------------------------------------------------------------------------------------------------------------------------------
     1-A-1                      0.00                6.000000                    0.00                    0.00               0.00
     1-A-2              4,777,737.22                6.000000               23,888.69                    0.00               0.00
     1-A-3              6,927,869.81                4.250000               24,536.21                    0.00               0.00
     1-A-4             15,795,543.17                4.500000               59,233.29                    0.00               0.00
     1-A-5              6,927,869.81                5.250000               30,309.43                    0.00               0.00
     1-A-6             20,149,016.55                2.340000               39,290.58                    0.00               0.00
     1-A-7                357,478.08                2.340000                  697.08                    0.00               0.00
     1-A-8             20,506,494.64                5.660000               96,722.30                    0.00               0.00
     1-A-9                      0.00                6.000000                    0.00                    0.00               0.00
    1-A-10                      0.00                6.000000                    0.00                    0.00               0.00
    1-A-11                      0.00                6.000000                    0.00                    0.00               0.00
    1-A-12                      0.00                5.750000                    0.00                    0.00               0.00
    1-A-13                      0.00                6.000000                    0.00                    0.00               0.00
    1-A-14                      0.00                6.000000                    0.00                    0.00               0.00
    1-A-15                      0.00                6.000000                    0.00                    0.00               0.00
    1-A-16                      0.00                6.000000                    0.00                    0.00               0.00
    1-A-17                      0.00                6.000000                    0.00                    0.00               0.00
    1-A-18             11,960,000.00                6.000000               59,800.00                    0.00               0.00
    1-A-19                140,000.00                6.000000                  700.00                    0.00               0.00
    1-A-20             46,925,000.00                6.000000              234,625.00                    0.00               0.00
    1-A-21                575,000.00                6.000000                2,875.00                    0.00               0.00
      1-X              88,423,332.31                0.359740               26,507.84                    0.00               0.00
     2-A-1              3,775,713.12                5.000000               15,732.14                    0.00               0.00
     2-A-2              6,722,000.00                5.000000               28,008.33                    0.00               0.00
     2-A-3             42,262,294.86                5.000000              176,092.90                    0.00               0.00
     2-A-4             38,529,000.00                5.000000              160,537.50                    0.00               0.00
     2-A-5              2,028,000.00                5.000000                8,450.00                    0.00               0.00
     2-A-6             32,585,000.00                5.000000              135,770.83                    0.00               0.00
     2-A-7              1,715,000.00                5.000000                7,145.83                    0.00               0.00
     3-A-1             56,541,507.60                5.250000              247,369.10                    0.00               0.00
      3-X              51,325,079.01                0.421702               18,036.57                    0.00               0.00
      PO                1,454,424.77                0.000000                    0.00                    0.00               0.00
      PO                1,127,452.61                0.000000                    0.00                    0.00               0.00
      PO                    1,316.59                0.000000                    0.00                    0.00               0.00
      PO                  325,655.57                0.000000                    0.00                    0.00               0.00
      A-R                       0.00                6.000000                    0.00                    0.00               0.00

----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                   Total                  Net              Unscheduled
                  Interest             Prepayment            Interest             Interest
     Class          Due              Int Shortfall          Adjustment              Paid
-----------------------------------------------------------------------------------------------
     1-A-1               0.00                    0.00              0.00                    0.00
     1-A-2          23,888.69                    0.00              0.00               23,888.69
     1-A-3          24,536.21                    0.00              0.00               24,536.21
     1-A-4          59,233.29                    0.00              0.00               59,233.29
     1-A-5          30,309.43                    0.00              0.00               30,309.43
     1-A-6          39,290.58                    0.00              0.00               39,290.58
     1-A-7             697.08                    0.00              0.00                  697.08
     1-A-8          96,722.30                    0.00              0.00               96,722.30
     1-A-9               0.00                    0.00              0.00                    0.00
    1-A-10               0.00                    0.00              0.00                    0.00
    1-A-11               0.00                    0.00              0.00                    0.00
    1-A-12               0.00                    0.00              0.00                    0.00
    1-A-13               0.00                    0.00              0.00                    0.00
    1-A-14               0.00                    0.00              0.00                    0.00
    1-A-15               0.00                    0.00              0.00                    0.00
    1-A-16               0.00                    0.00              0.00                    0.00
    1-A-17               0.00                    0.00              0.00                    0.00
    1-A-18          59,800.00                    0.00              0.00               59,800.00
    1-A-19             700.00                    0.00              0.00                  700.00
    1-A-20         234,625.00                    0.00              0.00              234,625.00
    1-A-21           2,875.00                    0.00              0.00                2,875.00
      1-X           26,507.84                    0.00              0.00               26,507.84
     2-A-1          15,732.14                    0.00              0.00               15,732.14
     2-A-2          28,008.33                    0.00              0.00               28,008.33
     2-A-3         176,092.90                    0.00              0.00              176,092.90
     2-A-4         160,537.50                    0.00              0.00              160,537.50
     2-A-5           8,450.00                    0.00              0.00                8,450.00
     2-A-6         135,770.83                    0.00              0.00              135,770.83
     2-A-7           7,145.83                    0.00              0.00                7,145.83
     3-A-1         247,369.10                    0.00              0.00              247,369.10
      3-X           18,036.57                    0.00              0.00               18,036.57
      PO                 0.00                    0.00              0.00                    0.00
      PO                 0.00                    0.00              0.00                    0.00
      PO                 0.00                    0.00              0.00                    0.00
      PO                 0.00                    0.00              0.00                    0.00
      A-R                0.00                    0.00              0.00                    0.01

-----------------------------------------------------------------------------------------------



      THE                                                                                            Distribution Date:    10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



----------------------------------------------------------------------------------------------------------------------------------
       M               10,434,328.96                5.499584               47,820.39                    0.00               0.00
      B-1               5,217,211.70                5.499584               23,910.41                    0.00               0.00
      B-2               3,652,038.75                5.499584               16,737.24                    0.00               0.00
      B-3               1,565,172.95                5.499584                7,173.17                    0.00               0.00
      B-4               1,565,172.95                5.499584                7,173.17                    0.00               0.00
      B-5               1,566,722.64                5.499584                7,180.27                    0.00               0.00

----------------------------------------------------------------------------------------------------------------------------------

    Totals            324,149,102.94                                    1,506,323.27                    0.00               0.00

----------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
       M            47,820.39                    0.00              0.00               47,820.39
      B-1           23,910.41                    0.00              0.00               23,910.41
      B-2           16,737.24                    0.00              0.00               16,737.24
      B-3            7,173.17                    0.00              0.00                7,173.17
      B-4            7,173.17                    0.00              0.00                7,173.17
      B-5            7,180.27                    0.00              0.00                7,180.27

-----------------------------------------------------------------------------------------------

    Totals       1,506,323.27                    0.00              0.00            1,506,323.28

-----------------------------------------------------------------------------------------------



      THE                                                                                            Distribution Date:    10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



                                                    Current Payment Information
                                                         Factors per $1,000

-------------------------------------------------------------------------------------------------------------------------------
                                         Original             Beginning Cert.
                                       Certificate               Notional               Principal             Interest
     Class           Cusip               Balance                  Balance              Distribution         Distribution
-------------------------------------------------------------------------------------------------------------------------------
     1-A-1         12669DKL1             30,000,000.00              0.000000000           0.000000000          0.000000000
     1-A-2         12669DKM9              5,000,000.00            955.547444397          62.592255540          4.777737222
     1-A-3         12669DKN7             25,000,000.00            277.114792375          18.152149322          0.981448223
     1-A-4         12669DKP2             57,000,000.00            277.114792375          18.152149322          1.039180471
     1-A-5         12669DKQ0             25,000,000.00            277.114792375          18.152149322          1.212377217
     1-A-6         12669DKR8             72,710,000.00            277.114792375          18.152149322          0.540373845
     1-A-7         12669DKS6              1,290,000.00            277.114792375          18.152149322          0.540373845
     1-A-8         12669DKT4             74,000,000.00            277.114792375           0.000000000          1.307058104
     1-A-9         12669DKU1             22,700,000.00              0.000000000           0.000000000          0.000000000
    1-A-10         12669DKV9              1,646,000.00              0.000000000           0.000000000          0.000000000
    1-A-11         12669DKW7              3,125,000.00              0.000000000           0.000000000          0.000000000
    1-A-12         12669DKX5             75,000,000.00              0.000000000           0.000000000          0.000000000
    1-A-13         12669DKY3             10,000,000.00              0.000000000           0.000000000          0.000000000
    1-A-14         12669DKZ0             36,500,000.00              0.000000000           0.000000000          0.000000000
    1-A-15         12669DLA4             25,000,000.00              0.000000000           0.000000000          0.000000000
    1-A-16         12669DLB2              8,482,000.00              0.000000000           0.000000000          0.000000000
    1-A-17         12669DPX0              7,110,000.00              0.000000000           0.000000000          0.000000000
    1-A-18         12669DPY8             11,960,000.00          1,000.000000000           0.000000000          5.000000000
    1-A-19         12669DPZ5                140,000.00          1,000.000000000           0.000000000          5.000000000
    1-A-20         12669DQA9             46,925,000.00          1,000.000000000           0.000000000          5.000000000
    1-A-21         12669DQF8                575,000.00          1,000.000000000           0.000000000          5.000000000
      1-X          12669DLK2            383,830,700.00            230.370661622           0.000000000          0.069061285
     2-A-1         12669DLC0             24,022,000.00            157.177300966           2.324592651          0.654905421
     2-A-2         12669DLD8              6,722,000.00          1,000.000000000           0.000000000          4.166666667
     2-A-3         12669DLE6            268,143,000.00            157.611031641           2.323396377          0.656712632
     2-A-4         12669DLF3             38,529,000.00          1,000.000000000           0.000000000          4.166666667
     2-A-5         12669DLG1              2,028,000.00          1,000.000000000           0.000000000          4.166666667
     2-A-6         12669DLH9             32,585,000.00          1,000.000000000           0.000000000          4.166666667
     2-A-7         12669DQB7              1,715,000.00          1,000.000000000           0.000000000          4.166666667
     3-A-1         12669DLJ5            241,181,000.00            234.435994542           3.782203208          1.025657476
      3-X          12669DQG6            232,945,507.00            220.330839049           0.000000000          0.077428264
      PO                                  2,472,554.02            588.227702301          13.424758259          0.000000000
      PO           12669DLL0              2,036,443.83            553.637960048          15.099866585          0.000000000
      PO           12669DLL0                  1,438.20            915.444967320           4.033091364          0.000000000
      PO           12669DLL0                434,671.99            749.198412900           5.607925825          0.000000000
      A-R          12669DLM8                    100.00              0.000000000           0.000000000          0.071678396

-------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------
                                   Ending Cert.             Pass
                                     Notional              Through
     Class           Cusip            Balance             Rate (%)
--------------------------------------------------------------------
     1-A-1         12669DKL1            0.000000000         6.000000
     1-A-2         12669DKM9          892.955188857         6.000000
     1-A-3         12669DKN7          258.962643054         4.250000
     1-A-4         12669DKP2          258.962643054         4.500000
     1-A-5         12669DKQ0          258.962643054         5.250000
     1-A-6         12669DKR8          258.962643054         2.340000
     1-A-7         12669DKS6          258.962643054         2.340000
     1-A-8         12669DKT4          258.962643054         5.660000
     1-A-9         12669DKU1            0.000000000         6.000000
    1-A-10         12669DKV9            0.000000000         6.000000
    1-A-11         12669DKW7            0.000000000         6.000000
    1-A-12         12669DKX5            0.000000000         5.750000
    1-A-13         12669DKY3            0.000000000         6.000000
    1-A-14         12669DKZ0            0.000000000         6.000000
    1-A-15         12669DLA4            0.000000000         6.000000
    1-A-16         12669DLB2            0.000000000         6.000000
    1-A-17         12669DPX0            0.000000000         6.000000
    1-A-18         12669DPY8        1,000.000000000         6.000000
    1-A-19         12669DPZ5        1,000.000000000         6.000000
    1-A-20         12669DQA9        1,000.000000000         6.000000
    1-A-21         12669DQF8        1,000.000000000         6.000000
      1-X          12669DLK2          224.060509047         0.359740
     2-A-1         12669DLC0          154.852708314         5.000000
     2-A-2         12669DLD8        1,000.000000000         5.000000
     2-A-3         12669DLE6          155.287635264         5.000000
     2-A-4         12669DLF3        1,000.000000000         5.000000
     2-A-5         12669DLG1        1,000.000000000         5.000000
     2-A-6         12669DLH9        1,000.000000000         5.000000
     2-A-7         12669DQB7        1,000.000000000         5.000000
     3-A-1         12669DLJ5          230.653791334         5.250000
      3-X          12669DQG6          217.911905680         0.421702
      PO                              574.802944042         0.000000
      PO           12669DLL0          538.538093463         0.000000
      PO           12669DLL0          911.411875956         0.000000
      PO           12669DLL0          743.590487075         0.000000
      A-R          12669DLM8            0.000000000         6.000000

--------------------------------------------------------------------



      THE                                                                                            Distribution Date:    10/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



------------------------------------------------------------------------------------------------------------------------------
       M           12669DLN6             11,048,500.00            944.411364175          2.755268396           4.328224359
      B-1          12669DLP1              5,524,300.00            944.411364175          2.755268396           4.328224359
      B-2          12669DLQ9              3,867,000.00            944.411364175          2.755268396           4.328224359
      B-3          12669DQC5              1,657,300.00            944.411364175          2.755268396           4.328224359
      B-4          12669DQD3              1,657,300.00            944.411364175          2.755268396           4.328224359
      B-5          12669DQE1              1,658,940.08            944.411832575          2.755269763           4.328226505

------------------------------------------------------------------------------------------------------------------------------

    Totals                            1,104,848,994.10            293.387697931          4.790477005           1.363374803

------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------
       M           12669DLN6             941.656095778          5.499584
      B-1          12669DLP1             941.656095778          5.499584
      B-2          12669DLQ9             941.656095778          5.499584
      B-3          12669DQC5             941.656095778          5.499584
      B-4          12669DQD3             941.656095778          5.499584
      B-5          12669DQE1             941.656562812          5.499584

-----------------------------------------------------------------------

    Totals                               288.597220917

-----------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32


--------------------------------------------------------------------------------------
Pool Level Data
Distribution Date                                                           10/25/04
Cut-off Date                                                                11/ 1/02
Determination Date                                                          10/ 1/04
Accrual Period 30/360                                 Begin                  9/ 1/04
                                                      End                   10/ 1/04
Number of Days in 30/360 Accrual Period                                           30

--------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------------
                       Collateral Information                                 Group 1                    Group 2
------------------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance                                                         475,000,000.00             382,544,503.88

Beginning Aggregate Pool Stated Principal Balance                            126,348,447.18             135,714,077.35
Ending Aggregate Pool Stated Principal Balance                               122,707,380.14             135,000,125.03

Beginning Aggregate Loan Count                                                          323                        334
Loans Paid Off or Otherwise Removed Pursuant to PSA                                       8                          0
Ending Aggregate Loan Count                                                             315                        334

Beginning Weighted Average Loan Rate (WAC)                                        6.458085%                  5.813443%
Ending Weighted Average Loan Rate (WAC)                                           6.459966%                  5.813539%

Beginning Net Weighted Average Loan Rate                                          6.198219%                  5.049327%
Ending Net Weighted Average Loan Rate                                             6.200076%                  5.049371%

Weighted Average Maturity (WAM) (Months)                                                335                        156

Servicer Advances                                                                 17,097.29                   7,232.32

Aggregate Pool Prepayment                                                      3,501,209.93                 125,504.42
Pool Prepayment Rate (CPR)                                                          28.6521                     1.1089

------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
                       Collateral Information                                 Group 3                    Total
------------------------------------------------------------------------------------------------------------------------
Cut-Off Date Balance                                                         247,304,490.20          1,104,848,994.08

Beginning Aggregate Pool Stated Principal Balance                             62,086,577.62            324,149,102.15
Ending Aggregate Pool Stated Principal Balance                                61,148,843.27            318,856,348.44

Beginning Aggregate Loan Count                                                          159                       816
Loans Paid Off or Otherwise Removed Pursuant to PSA                                       2                        10
Ending Aggregate Loan Count                                                             157                       806

Beginning Weighted Average Loan Rate (WAC)                                        5.830071%                 6.067900%
Ending Weighted Average Loan Rate (WAC)                                           5.832258%                 6.065897%

Beginning Net Weighted Average Loan Rate                                          5.571071%                 5.597081%
Ending Net Weighted Average Loan Rate                                             5.573258%                 5.592672%

Weighted Average Maturity (WAM) (Months)                                                155                       226

Servicer Advances                                                                  5,943.20                 30,272.81

Aggregate Pool Prepayment                                                        662,860.48              4,289,574.83
Pool Prepayment Rate (CPR)                                                          12.1361                   14.8163

------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32





---------------------------------------------------------------------------------------------------------------------------
         Delinquency Information                          Group 1                                  Group 2
---------------------------------------------------------------------------------------------------------------------------
30-59 Days           Balance                    2,222,780.08          1.811448%           775,068.31          0.574124%
                     # of loans                            6          1.904762%                    2          0.598802%

60-89 Days           Balance                       89,092.88          0.072606%                 0.00          0.000000%
                     # of loans                            1          0.317460%                    0          0.000000%

90+ Days             Balance                            0.00          0.000000%                 0.00          0.000000%
                     # of loans                            0          0.000000%                    0          0.000000%

Total                Balance                    2,311,872.96          1.884054%           775,068.31          0.574124%
                     # of loans                            7          2.222222%                    2          0.598802%

---------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
         Delinquency Information                         Group 3                                  Total
------------------------------------------------------------------------------------------------------------------------
30-59 Days           Balance                   633,663.06          1.036263%         3,631,511.45           1.138918%
                     # of loans                         2          1.273885%                   10           1.240695%

60-89 Days           Balance                         0.00          0.000000%            89,092.88           0.027941%
                     # of loans                         0          0.000000%                    1           0.124069%

90+ Days             Balance                         0.00          0.000000%                 0.00           0.000000%
                     # of loans                         0          0.000000%                    0           0.000000%

Total                Balance                   633,663.06          1.036263%         3,720,604.33           1.166859%
                     # of loans                         2          1.273885%                   11           1.364764%

------------------------------------------------------------------------------------------------------------------------




---------------------------------------------------------------------------------------------------------------------------------
         Foreclosure Information                          Group 1                                  Group 2
---------------------------------------------------------------------------------------------------------------------------------
30-59 Days           Balance                            0.00          0.000000%                 0.00          0.000000%
                     # of loans                            0          0.000000%                    0          0.000000%

60-89 Days           Balance                            0.00          0.000000%                 0.00          0.000000%
                     # of loans                            0          0.000000%                    0          0.000000%

90+ Days             Balance                            0.00          0.000000%                 0.00          0.000000%
                     # of loans                            0          0.000000%                    0          0.000000%

Total                Balance                            0.00          0.000000%                 0.00          0.000000%
                     # of loans                            0          0.000000%                    0          0.000000%

---------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
         Foreclosure Information                          Group 3                                  Total
-------------------------------------------------------------------------------------------------------------------------
30-59 Days           Balance                          0.00          0.000000%                 0.00           0.000000%
                     # of loans                          0          0.000000%                    0           0.000000%

60-89 Days           Balance                          0.00          0.000000%                 0.00           0.000000%
                     # of loans                          0          0.000000%                    0           0.000000%

90+ Days             Balance                          0.00          0.000000%                 0.00           0.000000%
                     # of loans                          0          0.000000%                    0           0.000000%

Total                Balance                          0.00          0.000000%                 0.00           0.000000%
                     # of loans                          0          0.000000%                    0           0.000000%

-------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



-----------------------------------------------------------------------------------------------------------------------------
         Bankruptcy Information                           Group 1                                  Group 2
-----------------------------------------------------------------------------------------------------------------------------
30-59 Days           Balance                      102,541.45          0.083566%                 0.00          0.000000%
                     # of loans                            1          0.000000%                    0          0.000000%

60-89 Days           Balance                            0.00          0.000000%                 0.00          0.000000%
                     # of loans                            0          0.000000%                    0          0.000000%

90+ Days             Balance                      151,932.95          0.123817%                 0.00          0.000000%
                     # of loans                            1          0.000000%                    0          0.000000%

Total                Balance                      254,474.40          0.207383%                 0.00          0.000000%
                     # of loans                            2          0.000000%                    0          0.000000%

-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
         Bankruptcy Information                         Group 3                                  Total
-----------------------------------------------------------------------------------------------------------------------
30-59 Days           Balance                        0.00          0.000000%           102,541.45           0.032159%
                     # of loans                        0          0.000000%                    1           0.124069%

60-89 Days           Balance                        0.00          0.000000%                 0.00           0.000000%
                     # of loans                        0          0.000000%                    0           0.000000%

90+ Days             Balance                        0.00          0.000000%           151,932.95           0.047649%
                     # of loans                        0          0.000000%                    1           0.124069%

Total                Balance                        0.00          0.000000%           254,474.40           0.079808%
                     # of loans                        0          0.000000%                    2           0.248139%

-----------------------------------------------------------------------------------------------------------------------




-------------------------------------------------------------------------------------------------------------------------------
             REO Information                              Group 1                                  Group 2
-------------------------------------------------------------------------------------------------------------------------------
30-59 Days           Balance                            0.00          0.000000%                 0.00          0.000000%
                     # of loans                            0          0.000000%                    0          0.000000%

60-89 Days           Balance                            0.00          0.000000%                 0.00          0.000000%
                     # of loans                            0          0.000000%                    0          0.000000%

90+ Days             Balance                            0.00          0.000000%                 0.00          0.000000%
                     # of loans                            0          0.000000%                    0          0.000000%

Total                Balance                            0.00          0.000000%                 0.00          0.000000%
                     # of loans                            0          0.000000%                    0          0.000000%
-------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------
             REO Information                            Group 3                                  Total
-----------------------------------------------------------------------------------------------------------------------
30-59 Days           Balance                        0.00          0.000000%                 0.00           0.000000%
                     # of loans                        0          0.000000%                    0           0.000000%

60-89 Days           Balance                        0.00          0.000000%                 0.00           0.000000%
                     # of loans                        0          0.000000%                    0           0.000000%

90+ Days             Balance                        0.00          0.000000%                 0.00           0.000000%
                     # of loans                        0          0.000000%                    0           0.000000%

Total                Balance                        0.00          0.000000%                 0.00           0.000000%
                     # of loans                        0          0.000000%                    0           0.000000%
-----------------------------------------------------------------------------------------------------------------------




      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



-----------------------------------------------------------------------------------------------------------------------------------
                                                  Aggregate Book Value / Loss Info
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                                     Group 1                             Group 2                        Group 3
                                                     -------                             -------                        -------
Book Value of all REO Loans                              0.00                                0.00                           0.00
Percentage of Total Pool Balance                    0.000000%                           0.000000%                      0.000000%

Current Realized Losses                                  0.00                                0.00                           0.00
Additional (Gains)/Losses                                0.00                                0.00                           0.00
Cumulative Losses                                        0.00                                0.00                           0.00

-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
                                             Senior/Subordinate Allocation Percentages
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

                                                        Group 1                         Group 2                         Group 3
                                                        -------                         -------                         -------
Senior Percentage                                 91.4667024245%                  94.0346415895%                  91.5490017112%
Senior Prepayment Percentage                     100.0000000000%                 100.0000000000%                 100.0000000000%

Subordinate Percentage                             8.5332975755%                   5.9653584105%                   8.4509982888%
Subordinate Prepayment Percentage                  0.0000000000%                   0.0000000000%                   0.0000000000%

-----------------------------------------------------------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------------------------------------
                                                   Credit Enhancement Information
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Protection                                                  Original                                        Current
Bankruptcy Loss                                            176,556.00                                      176,556.00
Bankruptcy Percentage                                       0.015980%                                       0.055372%
Credit/Fraud Loss                                       11,048,490.01                                    5,232,554.17
Credit/Fraud Loss Percentage                                1.000000%                                       1.641038%
Special Hazard Loss                                     11,048,490.00                                    3,241,491.02
Special Hazard Loss Percentage                              1.000000%                                       1.016599%
-----------------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



-----------------------------------------------------------------------------------------------------------------------------------
                                                     Class Subordination Levels
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

Class                                                                    Original                                 Current
-----                                                                    --------                                 -------
Class A                                                            1,079,435,654.02                          294,925,721.85
Class A Percentage                                                       97.699836%                              92.494856%

Class M                                                               11,048,500.00                           10,403,887.37
Class M Percentage                                                        1.000001%                               3.262876%

Class B-1                                                              5,524,300.00                            5,201,990.77
Class B-1 Percentage                                                      0.500005%                               1.631453%

Class B-2                                                              3,867,000.00                            3,641,384.12
Class B-2 Percentage                                                      0.350003%                               1.142014%

Class B-3                                                              1,657,300.00                            1,560,606.65
Class B-3 Percentage                                                      0.150002%                               0.489439%

Class B-4                                                              1,657,300.00                            1,560,606.65
Class B-4 Percentage                                                      0.150002%                               0.489439%

Class B-5                                                              1,658,940.08                            1,562,151.81
Class B-5 Percentage                                                      0.150151%                               0.489923%

-----------------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



                    ------------------------------------------------------------------------------------------
                                Certificate Account - Deposits
                    ------------------------------------------------------------------------------------------
                    Beginning Balance                                                                   0.00

                    Payments of Interest and Principal                                          6,927,725.63
                    Liquidation Proceeds                                                                0.00
                    All Other Proceeds                                                                  0.00
                    Other Amounts                                                                       0.00
                                                                                                ------------

                    Total Deposits                                                              6,927,725.63


                    ------------------------------------------------------------------------------------------
                              Certificate Account - Withdrawals

                    Reimbursement of Servicer Advances                                                  0.00
                    Payment of Master Servicer Fees                                                65,847.22
                    Payment of Sub Servicer Fees                                                   57,217.27
                    Payment of Other Fees                                                          62,710.27
                    Payment of Insurance Premium(s)                                                     0.00
                    Payment of Personal Mortgage Insurance                                             91.16
                    Other Permitted Withdrawals per the PSA                                             0.00
                    Payment of Principal and Interest                                           6,799,076.97
                                                                                                ------------

                    Total Withdrawals                                                           6,984,942.90

                    Ending Balance                                                                      0.00

                    ------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



-----------------------------------------------------------------------------------------------------------------------------------
                                                    Compensating Interest Detail
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------
Total Gross Prepayment Interest Shortfall                                                                          1,683.84
Compensation for Gross PPIS from Servicing Fees                                                                    1,683.84

Total Net PPIS (Non-Supported PPIS)                                                                                    0.00

-----------------------------------------------------------------------------------------------------------------------------------



      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:   Courtney Bartholomew
           212-815-3236                         Mortgage Pass-Through Certificates
Associate: AnnMarie Cassano
           212-815-8318                                    Series 2003-32



-----------------------------------------------------------------------------------------------------------------------------------
                                                       Loan Level Loss Detail
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

        Group               Loan ID          Liquidation Balance           Liquidation Proceeds          Realized Loss
        -----               -------          -------------------           --------------------          -------------
Group 1
                                N/A

Group 2
                                N/A

Group 3
                                N/A

-----------------------------------------------------------------------------------------------------------------------------------

